List of Subsidiaries


Wholly Owned Subsidiary                                   State of Incorporation
-----------------------                                   ----------------------
National HMO (New York), Inc.                                   Delaware
National HMO Corp. of  Elizabeth, Inc.                          New Jersey
Health Acquisition Corp. d/b/a Allen Health Care Services       New York
Nurse Care, Inc.                                                Connecticut
New England Home Care, Inc.                                     Connecticut